UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 7, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, Customers Bancorp, Inc. ("Customers"), has been in discussions with the Board of Governors of the Federal Reserve (the "Federal Reserve Board") staff regarding certain compliance matters relating to certain past activities of a former business partner of Customers, Higher One Holdings, Inc. ("Higher One"). To settle these matters from 2013 and to move forward, on December 6, 2016, Customers Bank, Customers' wholly-owned subsidiary, agreed to the issuance by the Federal Reserve Board of a combined Order to Cease and Desist and Order of Assessment of a Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as amended (the "Order") with respect to these matters.  The executed Order, which includes descriptions of the relationship between Customers Bank and Higher One, the concerns raised by the Federal Reserve, and the terms of the agreement, is included as Exhibit 10.1 to this document.  Customers  has already set aside a reserve for the civil monetary penalty.  Therefore the civil money penalty, and other provisions of the Order, will not have a material adverse effect on Customers' results of operations or the conduct of Customers' business prospectively.

Customers Bank began its relationship with Higher One on August 14, 2013.  In early September 2013 Customers Bank identified a potential UDAAP (unfair, deceptive or abusive acts and practices) issue with respect to certain Higher One practices and demanded that Higher One remediate the issue.  The issue was substantively remediated by Higher One by December 19, 2013.  Customers Bank reported this issue and its remediation to the Federal Reserve Bank of Philadelphia.

Customers Bank is committed to delivering the best possible products and services to its clients in the most compliant fashion and to make banking affordable and assessable to millions of underserved Americans.  Since taking over the Higher One Disbursement business in June 2016, Customers has already reduced fees by an estimated $70 million and is today servicing approximately 1.5 million student customers across the United States with one of the best checking accounts available.

"Safe Harbor" Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.   These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business and the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, including with respect to the possible disposition of the BankMobile business, depending upon market conditions and opportunities, also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form10-K for the year ended December 31, 2015, subsequently filed quarterly reports on Form 10-Q, and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and 10-Q filings. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

The foregoing description of the Order is qualified in its entirety by reference to that document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Dated December 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: December 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Dated December 6, 2016